UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2008

US BIODEFENSE, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31431	33-0052057
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 State Street East, Suite 226, Oldsmar, Florida		34677
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (727) 417-7807

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On March 19, 2008, we entered into an asset purchase agreement with FTS Group, Inc., a Nevada corporation, pursuant to which we agreed to purchase 100% of the common stock and assume full operating control of the directories and all funds received by Elysium Internet, Inc., a Florida corporation and wholly-owned subsidiary of FTS, beginning on the closing date which took place on April 4, 2008. Upon closing of this transaction, Elysium became our wholly-owned subsidiary. Mr. Scott Gallagher, our Chairman and Chief Executive Officer, is also the Chairman and Chief Executive Officer of FTS Group.

Pursuant to the asset purchase agreement, in exchange for a wholly-owned interest in Elysium, we agreed to assume all liabilities related to the acquired assets and operation of Elysium. In addition, we agreed to issue to FTS a non-interest bearing promissory note for $1,500,000 and upon acceptance by the Utah Secretary of State of a Certificate of Designation, issue to FTS 250 shares of a new class of preferred stock which will be convertible into 60% of the issued and outstanding shares of our common stock as of the date of the first conversion.

The promissory note is payable in 12 monthly installments of $125,000 beginning 30 days after we close a financing of at least $250,000. The entire principal amount is due no later than January 3, 2010. If we miss a payment on the note, and such payment is not made within 7 business days, we will be in default under the note and upon receipt of notice of default by FTS, we will have 7 business days to cure such default. In the event that the default is not cured within the prescribed time period, a default simple interest rate of 15% per annum will be applied to any amounts under the note for which payment has not been made.

In addition, upon providing us with a notice of default, FTS will have the right to convert the defaulted payments on the note into shares of our common stock at a conversion rate of 70% of the closing price of our common stock, as reported on the Over-the-Counter Bulletin Board, or OTCBB, for the 5 trading days prior to our receipt of a conversion notice. FTS may also convert up to 15% of the outstanding balance of the note into shares of our common stock any time after 90 days from the issuance date of the note at a conversion rate of 85% of the closing price of our common stock, as reported on the OTCBB, for the 5 trading days prior to the receipt of a conversion notice.

We intend to amend our Amended and Restated Articles of Incorporation, as amended, to change our corporate name to Elysium Internet, Inc. Upon shareholder approval and acceptance of the new name by Nasdaq, we will change our name and will be issued a new ticker symbol.

With respect to the issuance of our securities described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. The securities were issued to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

The foregoing description of the asset purchase agreement and the promissory note does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement and the Promissory Note due January 3, 2010, filed as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described in our annual report on Form 10-K and other filings we make from time to time filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01  EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
10.1	Asset Purchase Agreement between the Company and FTS Group, Inc., dated March 19, 2008 (filed herewith).
10.2	Promissory Note due January 3, 2010, issued by the Company to FTS Group, Inc. (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Biodefense, Inc.
(Registrant)

Date	April 10, 2008

/s/ Scott Gallagher
(Signature)

Name: Scott Gallagher
Title: Chief Executive Officer